EXHIBIT 10.6
UK Participants:

Note that by clicking on “I Agree” you hereby agree to accept all liability for secondary Class 1 NICs that may be payable by the Company and/or the Employer in connection with your participation in the ESPP and any event giving rise to Tax-Related Items. You further agree to the “Election To Transfer the Employer’s National Insurance Liability to the Employee” agreement with the Company in the form attached to the Enrollment Form below (the “Joint Election Agreement”) as if you had manually signed and returned the Joint Election Agreement to the Company.

Israeli Participants:

Note that by clicking on “I Agree” you hereby acknowledge that you must sign and return the declaration in the form attached to the Enrollment Form below (the “Joint Election Agreement”) to the Company within 45 days of the beginning of the next offering period.

SERVICENOW, INC. (the “Company”)	ENROLLMENT/CHANGE FORM
2012 Employee Stock Purchase Plan (“ESPP”) (Capitalized terms not defined in this form shall have the meaning set forth in the ESPP.)

SECTION 1: ACTIONS	Check Desired Action:	AND Complete Sections:
	☐ Enroll in the ESPP	2 + 3 + 4 + 18
	☐ Change Contribution Percentage	2 + 4 + 18
	☐ Discontinue Contributions	2 + 5 + 18
SECTION 2: PERSONAL DATA
Name: _________________________________________
Home Address: __________________________________
____________________________________________________
Social Security / Identification No.: __________________
Department:
SECTION 3: ENROLL
I hereby elect to participate in the ESPP, effective at the beginning of the next Offering Period. I elect to purchase shares of the Common Stock of the Company subject to the terms and conditions of the ESPP and this Enrollment/Change Form, including any applicable country-specific provisions in the Appendix attached hereto (together, the “Enrollment/Change Form”). I understand that shares of Common Stock purchased on my behalf will be issued in street name and deposited directly into my brokerage account with Fidelity Brokerage Services LLC or its affiliates. I hereby agree to take all steps, and sign all forms, required to establish an account with Fidelity Brokerage Services LLC or its affiliates for this purpose.
My participation will continue as long as I remain eligible, unless I withdraw from the ESPP by filing a new Enrollment/Change Form with the Company. If I transfer from the Company to a Participating Corporation or visa-versa or between Participating Corporations, my contributions as of the date of transfer will be used to purchase shares on the next Purchase Date unless I choose to have such funds refunded to me.  I understand that I cannot resume participation following my transfer until the start of the next Offering Period and must timely file a new enrollment form to do so.  I understand that if I am a U.S. taxpayer, I must notify the Company of any disposition of shares of Common Stock purchased under the ESPP.

SECTION 4: ELECT CONTRIBUTION PERCENTAGE
I hereby authorize the Company to withhold from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period __% of my Compensation (as defined in the ESPP) paid during such Offering Period as long as I continue to participate in the ESPP. That amount will be applied to the purchase of shares of the Company’s Common Stock pursuant to the ESPP. If I am paid in a currency other than U.S. dollars, my contributions will be converted into U.S. dollars prior to the purchase of the Common Stock. The percentage must be a whole number (from 1%, up to a maximum of 15%).
Please -increase -decrease my contribution percentage.
Note:You may change your contribution percentage only once within a Purchase Period to be effective during such Purchase Period and such change can only be to decrease your contribution percentage. An increase in your contribution percentage can only take effect with the next Offering Period. Each change will become effective as soon as reasonably practicable after the form is received by the Company.

SECTION 5: DISCONTINUE CONTRIBUTIONS
☐ I hereby elect to stop my contributions under the ESPP, effective as soon as reasonably practicable after this form is received by the Company. Please ☐-refund all contributions to me in cash, without interest OR ☐- use my contributions to purchase shares on the next Purchase Date. I understand that I cannot resume participation until the start of the next Offering Period and must timely file a new enrollment form to do so.

SECTION 6: RESPONSIBILITY FOR TAXES
I acknowledge that, regardless of any action taken by the Company or, if different, my employer (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to my participation in the ESPP and legally applicable to me (“Tax-Related Items”) is and remains my responsibility and may exceed any amount actually withheld by the Company or the Employer. If I am subject to Tax-Related Items in more than one jurisdiction between the date of grant and the date of any relevant taxable or tax withholding event, as applicable, I acknowledge that Tax-Related Items may be owed by me in more than one jurisdiction and the Company or the Employer may be required to withhold in multiple jurisdictions.

I agree to make adequate arrangements to satisfy all Tax-Related Items. In this regard, I authorize the Company and/or the Employer to satisfy any withholding obligations with regard to all Tax-Related Items by withholding from my wages or other cash compensation payable to me by the Company and/or the Employer. If the obligations for Tax-Related Items cannot be satisfied by withholding from my wages or other cash compensation as contemplated herein, then I authorize the Company and/or the Employer or their respective agents to satisfy any obligations with regard to all Tax-Related Items by withholding from proceeds of the sale of shares of Common Stock acquired upon exercise of the option, either through a voluntary sale or through a mandatory sale arranged by the Company (on my behalf pursuant to this authorization without further consent).

Finally, I agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of my participation in the ESPP that cannot be satisfied by the means previously described. The Company may refuse to purchase or deliver the shares or the proceeds of the sale of shares of Common Stock, if I fail to comply with my obligations in connection with the Tax-Related Items.

SECTION 7: NATURE OF GRANT
By enrolling and participating in the ESPP, I acknowledge, understand and agree that:(a) the ESPP is established voluntarily by the Company and it is discretionary in nature; (b) the grant of the option is voluntary and does not create any contractual or other right to receive future options to purchase shares of Common Stock, or benefits in lieu of options, even if options have been granted in the past; (c) all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company; (d) the grant of the option and my participation in the ESPP shall not create a right to employment or be interpreted as forming an employment or service contract with the Company, the Employer or any Subsidiary and shall not interfere with the ability of the Company, the Employer or any Subsidiary to terminate my employment relationship (if any); (e) I am voluntarily participating in the ESPP; (f) the ESPP and the shares of Common Stock purchased under the ESPP are not intended to replace any pension rights or compensation; (g) the ESPP and the shares of Common Stock subject to the ESPP and the income and value of same, are not part of normal or expected compensation for purposes of calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments; (h) the future value of the underlying shares of Common Stock is unknown, indeterminable and cannot be predicted with certainty and the value of the shares of Common Stock purchased under the ESPP may increase or decrease in the future, even below the purchase price; (i) no claim or entitlement to compensation or damages shall arise when I withdraw from the ESPP due to my termination of employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any) and in consideration of the grant of the option and the issuance of shares of Common Stock under the ESPP to which I am otherwise not entitled, I irrevocably agree never to institute any claim against the Company, its Subsidiaries or the Employer, waive my ability, if any, to bring any such claim, and release the Company, its Subsidiaries and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the ESPP, I shall be deemed irrevocably to have agreed not to pursue such claim and agree to execute any and all documents necessary to request dismissal or withdrawal of such claim; (j) in the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), except for certain leave of absences set forth in Section 12 of the ESPP, my right to participate in the ESPP will terminate effective as of the date I cease to actively provide services and will not be extended by any notice period (e.g., employment would not include any contractual notice or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any); the Committee shall have exclusive discretion to determine when I am no longer actively employed for purposes of my option; and (k) unless otherwise provided in the ESPP or by the Company in its discretion, the option to purchase shares of Common Stock and the benefits evidenced by this Agreement do not create any entitlement to have the ESPP or any such benefits granted thereunder, transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of the Company; and (l) the following provisions apply only if I am providing services outside the United States: (A) the ESPP and the shares of Common Stock subject to the ESPP are not part of normal or expected compensation or salary for any purpose; (B) I acknowledge and agree that neither the Company, the Employer nor any Subsidiary, shall be liable for any foreign exchange rate fluctuation between my local currency and the U.S. dollar that may affect the value of the shares of Common Stock or any amounts due pursuant to the purchase of the shares or the subsequent sale of any shares of Common Stock purchased under the ESPP.

SECTION 8: NO ADVICE REGARDING GRANT
The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding my participation in the ESPP, or my acquisition or sale of the underlying shares of Common Stock. I am hereby advised to consult with my own personal tax, legal and financial advisors regarding my participation in the ESPP before taking any action related to the ESPP.

SECTION 9: DATA PRIVACY
I hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of my personal data as described in this Agreement and any other ESPP participation materials (“Data”) by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing my participation in the ESPP.

I understand that the Company and the Employer may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options under the ESPP or any other entitlement to shares of stock awarded, cancelled, exercised, vested, unvested, or outstanding in my favor, for the exclusive purpose of implementing, administering and managing the ESPP.

I understand that Data will be transferred to Fidelity Brokerage Services LLC or its affiliates or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company, with the implementation, administration and management of the ESPP. I understand that the recipients of the Data may be located in the United States or elsewhere, and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than my country. I understand that if I reside outside the United States, I may request a list with the names and addresses of any potential recipients of the Data by contacting my local human resources representative. I authorize the Company, Fidelity Brokerage Services LLC and its affiliates, and any other possible recipients which may assist the Company, (presently or in the future) with implementing, administering and managing the ESPP to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing my participation in the ESPP. I understand that Data will be held only as long as is necessary to implement, administer and manage my participation in the ESPP. I understand that if I reside outside the United States I may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing my local human resources representative. Further, I understand that I am providing the consents herein on a purely voluntary basis. If I do not consent, or if I later seek to revoke my consent, my employment status or service and career with the Employer will not be adversely affected; the only adverse consequence of refusing or withdrawing my consent is that the Company would not be able to grant me the option to purchase shares of Common Stock under the ESPP or other equity awards or administer or maintain such awards. Therefore, I understand that refusing or withdrawing my consent may affect my ability to participate in the ESPP. For more information on the consequences of my refusal to consent or withdrawal of consent, I understand that I may contact my local human resources representative.

SECTION 10: LANGUAGE
If I have received this Enrollment/Change Form or any other document related to the ESPP translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

SECTION 11: ELECTRONIC DELIVERY AND ACCEPTANCE.
The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the ESPP by electronic means. I hereby consent to receive such documents by electronic delivery and agree to participate in the ESPP through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

SECTION 13: SEVERABILITY
The provisions of this Enrollment/Change Form are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

SECTION 14: APPENDIX
Notwithstanding any provisions in this Enrollment/Change Form, the right to participate in the ESPP shall be subject to any special terms and conditions set forth in any Appendix to this Enrollment/Change Form for my country. Moreover, if I relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to me, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Enrollment/Change Form.

SECTION 15: IMPOSITION OF OTHER REQUIREMENTS
The Company, at its option, may elect to terminate, suspend or modify the terms of the ESPP at any time, to the extent permitted by the ESPP. I agree to be bound by such termination, suspension or modification regardless of whether notice is given to me of such event, subject in any case to my right to timely withdraw from the ESPP in accordance with the ESPP withdrawal procedures then in effect. In addition, the Company reserves the right to impose other requirements on my participation in the ESPP, on any shares of Common Stock purchased under the ESPP, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

SECTION 16: GOVERNING LAW
The interpretation, performance and enforcement of this Enrollment/Change Form shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Enrollment/Change Form, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of San Jose, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

SECTION 17: WAIVER
I acknowledge that a waiver by the Company of breach of any provision of this Enrollment/Change Form shall not operate or be construed as a waiver of any other provision of this Enrollment/Change Form or of any subsequent breach by me or any other Participant.

SECTION 18: INSIDER TRADING RESTRICTIONS / MARKET ABUSE LAWS
I acknowledge that depending on my country of residence, I may be subject to insider trading restrictions and/or market abuse laws, which may affect my ability to acquire or sell shares of Common Stock or rights to shares of Common Stock (e.g., purchase rights) under the ESPP during such times as I am considered to have “inside information” regarding the Company (as defined by the laws in my country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. I am responsible for complying with any applicable restrictions and am advised to speak with a personal legal advisor on this matter.

SECTION 19: ACKNOWLEDGMENT AND SIGNATURE
I acknowledge that I have received a copy of the ESPP and of the Prospectus (which summarizes the major features of the ESPP). I have read the Prospectus and my signature below (or my clicking on the Accept box if this is an electronic form) indicates that I hereby agree to be bound by the terms of the ESPP and this Enrollment/Change Form.
Signature: ____________________________________ Date:____________________

APPENDIX

SERVICENOW, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN
COUNTRY SPECIFIC PROVISIONS FOR NON-U.S. EMPLOYEES

I understand that this Appendix includes special terms and conditions applicable to me if I reside in one of the countries below. Unless otherwise stated, these terms and conditions are in addition to those set forth in the Enrollment/Change Form. Any capitalized term used in this Appendix without definition shall have the meaning ascribed to it in the Enrollment/Change Form or the ESPP, as applicable.
I further understand that this Appendix also includes information relating to exchange control and other issues of which I should be aware with respect to my participation in the ESPP. The information is based on the laws in effect in the respective countries as of April 2014. Such laws are often complex and change frequently. As a result, I understand that the Company strongly recommends that I not rely on the information herein as the only source of information relating to the consequences of my participation in the ESPP because the information may be out of date at the time that I purchase shares of Common Stock or sell shares of Common Stock purchased under the ESPP.
Finally, I understand that if I am a citizen or resident of a country other than the one in which I am currently working, transfer employment after enrolling in the ESPP, or am considered a resident of another country for local law purposes, the information contained herein may not apply to me, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.
AUSTRALIA
Securities Law Notification.
I understand that if I acquire shares of Common Stock under the ESPP and offer shares of Common Stock for sale to a person or entity resident in Australia, the offer may be subject to disclosure requirements under Australian law. I understand that I should obtain legal advice on my disclosure obligations prior to making any such offer.

AUSTRIA
Foreign Asset/Account Reporting Information.

If I hold shares of Common Stock acquired under the ESPP outside Austria, I must submit a report to the Austrian National Bank. An exemption applies if the value of the shares of Common Stock as of any given quarter does not exceed €30,000,000 or if the value of the shares of Common Stock in any given year as of December 31 does not exceed €5,000,000. If the former threshold is exceeded, quarterly obligations are imposed, whereas if the latter threshold is exceeded, annual reports must be given. The annual reporting date is December 31 and the deadline for filing the annual report is March 31 of the following year.
A separate reporting requirement applies when I sell shares of Common Stock acquired under the Plan or receive a dividend. In that case, there may be exchange control obligations if the cash proceeds are held outside Austria. If the transaction volume of all accounts abroad exceeds €3,000,000, the movements and balances of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, on the prescribed form (Meldungen SI-Forderungen und/oder SI-Verpflichtungen).

BELGIUM
Foreign Asset/Account Reporting Information.

I understand that I am required to declare any bank accounts opened and maintained outside Belgium on my annual tax return.
BRAZIL
Authorization for ESPP Participation.

I hereby authorize the Employer to make payroll deductions from each of my paychecks in that percentage of my Compensation (up to 15%) that I have specified in the Agreement and I authorize the Employer to remit such accumulated payroll deductions, on my behalf, to the United States of America, to purchase the shares of Common Stock, as provided by Circular No. 3,280/05 of the Central Bank, under the terms of the ESPP.

Upon request by the Company or the Employer, I agree to execute a letter of authorization and any other agreements or consents that may be required to enable the Employer, the Company, any Subsidiary or any third party designated by the Employer or the Company to remit my accumulated payroll deductions from Brazil for the purchase of shares of Common Stock. I understand that if I fail to execute a letter of authorization or any other form of agreement or consent that is required for the remittance of my payroll deductions, I will not be able to participate in the ESPP.

Compliance with Law.

By participating in the ESPP, I agree to comply with applicable Brazilian laws and to pay any and all Tax-Related Items associated with participation in the ESPP, including the purchase and subsequent sale of shares of Common Stock acquired under the ESPP.

Foreign Asset/Account Reporting Information.

If I am resident or domiciled in Brazil, I understand that I will be required to submit an annual declaration of assets and rights held outside Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights equals or exceeds US$100,000. Assets and rights that must be reported include any shares of Common Stock acquired under the ESPP. Assets and rights that must be reported also include the following: (i) bank deposits; (ii) loans; (iii) financing transactions; (iv) leases; (v) direct investments; (vi) portfolio investments, including shares of Common Stock acquired under the ESPP; (vii) financial derivatives investments; and (viii) other investments, including real estate and other assets.  Foreign individuals holding Brazilian visas are considered Brazilian residents for purposes of this reporting requirement and must declare at least the assets held abroad that were acquired subsequent to the date of admittance as a resident of Brazil.
CANADA
Termination of Service.
This provision replaces section 7(j) of the Enrollment/Change Form:
In the event of termination of my employment (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where I am employed or the terms of my employment agreement, if any), except for certain leave of absences set forth in Section 12 of the ESPP, my right to participate in the ESPP, if any, will terminate effective as of the earlier of (i) the date upon which I receive notice of termination, or (ii) the date on which I am not longer actively providing services to the Employer, regardless of any notice period under Canadian provincial laws (including, but not limited to, statutory law, regulatory law and/or common law); the Committee shall have exclusive discretion to determine when I am no longer actively providing services for purposes of my option.

Securities Law Notification.
I understand that I am permitted to sell shares of Common Stock purchased under the ESPP through the designated broker appointed under the ESPP, provided the resale of shares of Common Stock takes place outside Canada through the facilities of a stock exchange on which the shares are listed. The shares are currently listed on New York Stock Exchange.
Foreign Asset/Account Reporting Information.
I am required to report any foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of my foreign property exceeds C$100,000 at any time in the year. Foreign property includes shares of Common Stock acquired under the ESPP. The form T1135 must be filed by April 30 of the following year. I am advised to consult with a personal advisor to ensure that I comply with the applicable requirements.
THE FOLLOWING PROVISIONS WILL APPLY IF I AM A RESIDENT OF QUEBEC:
Language Consent.
The parties acknowledge that it is their express wish that the Enrollment/Change Form, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la rédaction en anglais de la convention, ainsi que de tous documents exécutés, avis donnés et procédures judiciaires intentées, directement ou indirectement, relativement à ou suite à la convention.
Data Privacy.
This provision supplements section 9 of the Enrollment/Change Form:
I hereby authorize the Company, its Subsidiaries and any Company representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the ESPP. I further authorize the Company, its Subsidiaries and the administrators of the ESPP to disclose and discuss the ESPP with their advisors. I further authorize the Company and its Subsidiaries to record such information and to keep such information in my employee file.
DENMARK
Danish Stock Option Act.

I acknowledge that I have received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act.  To the extent more favorable and required to comply with the Stock Option Act, I understand that the terms set forth in the Employer Statement will apply to my participation in the ESPP.

Exchange Control and Tax Reporting Notification and Agreement.

I understand that I may hold shares of Common Stock acquired under the ESPP in a safety-deposit account (e.g., a brokerage account) with either a Danish bank or with an approved foreign broker or bank.  If the shares are held with a non-Danish broker or bank, I am required to inform the Danish Tax Administration about the safety-deposit account.  For this purpose, I must file a Declaration V (Erklaering V) with the Danish Tax Administration. The bank/broker and I must sign the Declaration V. By signing the Declaration V, the bank/broker undertakes an obligation, without further request each year not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the safety-deposit account.

In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, I acknowledge that I am solely responsible for providing certain details regarding the foreign brokerage or bank account and any shares of Common Stock acquired at purchase and held in such account to the Danish Tax Administration as part of my annual income tax return.  By signing the Form V, I at the same time authorize the Danish Tax Administration to examine the account.  A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.

In addition, when I open a deposit account or a brokerage account for the purpose of holding cash outside Denmark, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account.  Therefore, I must also file a Declaration K (Erklaering K) with the Danish Tax Administration.  The bank/broker and I must sign the Declaration K.  By signing the Declaration K, the bank/broker undertakes an obligation, without further request each year, not later than on February 1 of the year following the calendar year to which the information relates, to forward certain information to the Danish Tax Administration concerning the content of the deposit account.  In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, I acknowledge that I am solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of my annual income tax return. By signing the Declaration K, I at the same time authorize the Danish Tax Administration to examine the account.  A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.

Securities Law Requirements.

I understand that if I work in a country located in the European Economic Area (“EEA”), my participation in the ESPP is subject to special offering terms and may be further limited as a result of applicable securities laws. Specifically, contributions from all Participants working in the EEA will be limited to less than an aggregate amount of €5 million on an annual basis. It is also possible that certain other equity awards in the EEA will count against this €5 million threshold. I understand that, if Participants in the EEA elect to contribute more than this amount during any year, participation rates will be prorated to ensure that this threshold is not exceeded. If my participation will be prorated, I understand that I will receive a notice from the Company explaining the proration.

FINLAND

There are no country-specific provisions.
France
FRENCH TRANSLATIONS OF PROVISIONS CONCERNING AUTHORIZATION TO PARTICIPATE IN ESPP

Participation in the ESPP (section 6 of the ESPP).
(a)    Any employee who is an eligible employee determined in accordance with section 4 of the ESPP immediately prior to the initial Offering Period will be automatically enrolled in the initial Offering Period under the ESPP. With respect to subsequent Offering Periods, any eligible employee determined in accordance with section 4 of the ESPP will be eligible to participate in the ESPP, subject to the requirement of Section (b) hereof and the other terms and provisions of the ESPP.
(b)    Notwithstanding the foregoing, (i) an eligible employee may elect to decrease the number of shares of Common Stock that such employee would otherwise be permitted to purchase for the initial Offering Period under the ESPP and/or purchase shares of Common Stock for the initial Offering Period through payroll deductions by delivering a Enrollment/Change Form to the Company within thirty (30) days after the filing of an effective registration statement pursuant to Form S-8 and (ii) the Committee may set a later time for filing the Enrollment/Change Form authorizing payroll deductions for all eligible employees with respect to a given Offering Period. With respect to Offering Periods after the initial Offering Period, a Participant may elect to participate in the ESPP by submitting an

Enrollment/Change Form prior to the commencement of the Offering Period (or such earlier date as the Committee may determine) to which such agreement relates.
(c)    Once an employee becomes a Participant in an Offering Period, then such Participant will automatically participate in the Offering Period commencing immediately following the last day of such prior Offering Period unless the Participant withdraws or is deemed to withdraw from the ESPP or terminates further participation in the Offering Period as set forth in section 11 of the ESPP. Such Participant is not required to file any additional Enrollment / Change Form in order to continue participation in the ESPP.
Participation dans l’ESPP (section 6 du ESPP).

(a)    Tout salarié qui est un salarié éligible conformément à la section 4 de l’ESPP immédiatement avant la Période initiale d’Offre participera automatiquement à la Période intiale d’Offre de l’ESPP. Concernant les Périodes d’Offres suivantes, tout salarié éligible conformément à la Section 4 de l’ESPP sera éligible pour participer à l’ESPP, à la condition de respecter les conditions énoncées Section (b) des présentes et tous les autres termes et conditions de l’ESPP.
(b)    Nonobstant ce qui précède, (i) un salarié éligible peut choisir de diminuer le nombre d’Actions Ordinaires dont il aurait pu être autorisé à faire l’acquisition au titre de la Période initiale d’Offre de l’ESPP, et/ou d’acquérir des Actions Ordinaires au titre de la Période initiale d’Offre par prélèvement sur son salaire par la remise d’un Formulaire de Participation/Modification à la Société dans les trente (30) jours suivant le dépôt d’une déclaration d’enregistrement conformément au Formulaire S-8, et, (ii) le Comité peut décider, concernant une Période d’Offre donnée, que le dépôt du Formulaire de Participation/Modification, autorisant le prélèvement sur salaire de tout salarié éligible, peut être repoussé. Concernant les Périodes d’Offres qui suivent la Période initiale d’Offre, un Participant peut choisir de participer à l’ESPP par le dépôt d’un Formulaire de Participation/Modification avant le début de la Période d’Offre concernée (ou toute date antérieure décidée par le Comité).
(c)    Dès lors qu’un salarié devient un Participant pour une Période d’Offre, alors ledit Participant participera automatiquement à la Période d’Offre commençant immédiament après le dernier jour de la Période d’Offre antérieure à moins que le Participant se retire, ou soit considéré comme se retirant de l’ESPP, ou cesse sa participation à la Période d’Offre tel que cela est prévu à la Section 11 de l’ESPP. Ledit Participant n’a pas à déposer de Formulaire pour continuer à participer à l’ESPP.

Payroll Deduction Authorization.
This provision replaces Section 4 of the Enrollment/Change Form:
I hereby authorize the Company to withhold from each of my paychecks such amount as is necessary to equal at the end of the applicable Offering Period __% of my Compensation (as defined in the ESPP) paid during such Offering Period as long as I continue to participate in the ESPP. That amount will be applied to the purchase of shares of the Company’s Common Stock pursuant to the ESPP. If I am paid in a currency other than U.S. dollars, my contributions will be converted into U.S. dollars prior to the purchase of the Common Stock. The percentage must be a whole number (from 1%, up to a maximum of 5%).
Please -increase -decrease my contribution percentage.

Note:
You may change your contribution percentage only once within a Purchase Period to be effective during such Purchase Period and such change can only be to decrease your contribution percentage. An increase in your contribution percentage can only take effect with the next Offering Period. Each change will become effective as soon as reasonably practicable after the form is received by the Company.

Autorisation du Prélèvement sur Salaire.

Cette disposition remplace Section 4 du Formulaire de Participation/Modification:

Par les présentes, j’autorise la Société à prélever sur chacun de mes salaires le montant nécessaire afin d’égaler, à la fin de ladite Période d’Offre, __% de ma Rémunération (telle que définie dans l’ESPP) payée pendant ladite Période d’Offre et ce, aussi longtemps que je continuerais à participer à l’ESPP. Ce montant servira à l’acquisition d’Actions Ordinaires de la Société conformément à l’ESPP. Si je suis payé dans une devise autre que le dollar U.S., mes contributions devront être converties en dollars U.S. avant l’acquisition des Actions Ordinaires. Le pourcentage doit être un chiffre entier (de 1% à un maximum de 5%).

Veuillez -augmenter- diminuer mon pourcentage de contribution.

Remarque : Vous pouvez modifier le pourcentage de votre contribution seulement une fois lors d’une Période d’Acquisition pour que cette modification soit effective lors de cette même Période d’Acquisition, et cette modification ne peut que diminuer votre pourcentage de contribution. Une augmentation de votre pourcentage de contribution ne peut prendre effet que lors de la Période d’Offre suivante. Toute modification deviendra effective aussitôt que cela sera raisonnablement pratiquement possible après réception du formulaire par la Société.

Limitations on Shares of Common Stock to be Purchased.

Notwithstanding anything in Section 10 of the ESPP to the contrary, I understand that I am subject to the following additional requirements: (i) I may not purchase more than two hundred (200) whole shares of Common Stock in any individual Purchase Period; and (ii) I will not be granted a right to purchase Common Stock under the ESPP at a rate which exceeds one thousand two hundred and fifty dollars ($1,250) of the fair market value of such shares of Common Stock (determined at the time such right is granted) for each calendar year in which such right is outstanding at any time.

Language Consent.
By signing and returning or by otherwise accepting the Enrollment/Change Form, I confirm having read and understood the documents relating to the ESPP (the ESPP, the Enrollment/Change Form and this Appendix) which were provided to me in the English language, except for the payroll authorization set forth in French above. I accept the terms of those documents accordingly.
Consentement relatif à la Langue utilisée.

En signant et en renvoyant le présent Formulaire de Participation/Modification ou en l’approuvant d’une quelconque manière, je confirme avoir lu et compris les documents relatifs à cette attribution de droits d’achat d’actions qui  m’ont été remis en langue anglaise hormis l’autorisation du prélèvement sur salaire tel que stipulé en français ci-dessus (l’ESPP, le Formulaire de Participation/Modification ainsi que la présente Annexe). J’accepte les conditions afférentes à ces documents en connaissance de cause.

Exchange Control Notification.
I acknowledge and understand that I may hold shares of Common Stock acquired under the ESPP outside France provided that I declare all foreign accounts, whether open, current, or closed in my income tax return.
Securities Law Requirements.

I understand that if I work in a country located in the European Economic Area (“EEA”), my participation in the ESPP is subject to special offering terms and may be further limited as a result of applicable securities laws. Specifically, contributions from all Participants working in the EEA will be limited to less than an aggregate amount of €5 million on an annual basis. It is also possible that certain other equity awards in the EEA will count against this €5 million threshold. I understand that, if Participants in the EEA elect to contribute more than this amount during any year, participation rates will be prorated to ensure that this threshold is not exceeded. If my participation will be prorated, I understand that I will receive a notice from the Company explaining the proration.

GERMANY
Exchange Control Notification.

Cross-border payments in excess of €12,500 in connection with the sale of securities must be reported monthly to the Servicezentrum Außenwirtschaftsstatistik, which is the competent federal office of the Deutsche Bundesbank (the German Central Bank) for such notifications in Germany. I am responsible for obtaining the appropriate form from the bank and complying with the applicable reporting obligations.

Securities Law Notification.

I understand that if I work in a country located in the European Economic Area (“EEA”), my participation in the ESPP is subject to special offering terms and may be further limited as a result of applicable securities laws. Specifically, contributions from all Participants working in the EEA will be limited to less than an aggregate amount of €5 million on an annual basis. It is also possible that certain other equity awards in the EEA will count against this €5 million threshold. I understand that, if Participants in the EEA elect to contribute more than this amount during any year, participation rates will be prorated to ensure that this threshold is not exceeded. If my participation will be prorated, I understand that I will receive a notice from the Company explaining the proration.

HONG KONG
Securities Law Notification.

I acknowledge and understand that the option to purchase shares and any shares of Common Stock to be issued under the ESPP are not a public offering of securities under Hong Kong law and are available only to employees of the Company and any Subsidiary participating in the ESPP.

Furthermore, I acknowledge that the contents of the Agreement, including this Appendix, the ESPP and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong, and the documents have not been reviewed by any regulatory authority in Hong Kong. I understand that the option to purchase shares and any shares of Common Stock to be issued under the ESPP are intended only for the personal use of each Participant and may not be distributed to any other person. Furthermore, I acknowledge that I am advised to exercise caution in relation to my participation in the ESPP. If I am in any doubt as to the contents of the Agreement, including this Appendix, or the Plan, I shall obtain independent professional advice.

INDIA

Exchange Control Notification.

Due to exchange control restrictions in India, I understand that I am required to repatriate any proceeds from the sale of shares of Common Stock acquired under the ESPP or the receipt of any dividends to India within 90 days of receipt. I understand I must obtain a foreign inward remittance certificate (“FIRC”) from the bank where I deposit the funds and must maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset/Account Reporting Information.

I understand that I am required to declare (a) any foreign assets held by me or (b) any foreign bank accounts for which I have signing authority in my annual tax return.
ISRAEL
Tax Ruling.
The Company has an Agreed Advanced Tax Ruling (the “Tax Ruling”) from the Israel Tax Authority (“ITA”) with respect to the ESPP offered to Israeli resident employees of ServiceNow A.B. Israel 2012 Ltd. (“ServiceNow Israel”). A copy of the Ruling (in Hebrew with an English translation) is attached to this Appendix for Israel as Exhibit A.
If I am an Israeli resident employee of ServiceNow Israel and have not already executed a declaration to agree to the terms of the Tax Ruling, I must print and execute the declaration attached to this Appendix for Israel as Exhibit B, and submit the declaration to: Michelle Giampaoli, Stock Plan Administrator, ServiceNow, michelle.giampaoli@servicenow.com by the date that is 45 days from the beginning of the applicable offering period. I may print and execute either the Hebrew or the English version of the declaration.
If I do not submit the attached declaration to: Michelle Giampaoli, Stock Plan Administrator, ServiceNow, michelle.giampaoli@servicenow.com by the date that is 45 days from the beginning of the applicable offering period, my participation in the ESPP will be automatically withdrawn, subject to the Committee’s discretion for unforeseen circumstances, and any accumulated payroll deductions will be returned to me as soon as practicable.
I understand that I must also acknowledge acceptance of the Enrollment/Change Form following the procedures and within the time frame indicated on the Fidelity website. The execution and submission of the declaration regarding the Tax Ruling described herein is a separate process that is unique to Israel.

EXHIBIT A

Department of Employee Options
February 4, 2013

Epstein Rosenblum Maoz (ERM) Law Offices
Attn: Yair Benjamini

Re: Agreed Tax Ruling- Calculation of Tax re the Benefit to Employees under the ServiceNow, Inc.
2012 Employee Stock Purchase Plan - ServiceNow A.B. Israel 2012 Ltd.
(With reference to your request of June 16, 2012)

1.	The facts as presented by you:

1.1
Service Now A.B. Israel 2012 Ltd., company no. 514760099, withholding file 943293324 (hereinafter: the “Company”) is an Israeli resident private company that was founded in 2012 and employs one (1) employee in Israel.

1.2
The Company is a subsidiary of ServiceNow, Inc. (hereinafter: the “Parent”), a US public corporation whose shares are traded on the New York Stock Exchange (NYSE). The Parent provides cloud-based software and services that help IT organizations automate and integrate various enterprise technologies.

1.3
As part of its employee incentive policy, the Parent approved the 2012 Employee Stock Purchase Plan (hereinafter: the “ESPP”). Among others, employees of the Company who are not “controlling shareholders” as defined in section 102(a) of the Income Tax Ordinance (hereinafter: the “Ordinance”) are eligible to participate in the ESPP.

1.4	The main provisions of the ESPP are as follows:

1.4.1
The ESPP provides for consecutive or overlapping offering periods (hereinafter: the “Offering Periods”), during which eligible employees can participate in the ESPP and be granted the right to purchase shares in the Parent (hereinafter: the “Shares”). The first day of each Offering Period is referred to as the offering date (hereinafter: the “Offering Date”). The first business day of the initial Offering Period was June 28, 2012, which was the date the Parent’s stock was initially offered to the public. Each Offering Period is comprised of one six-month purchase period at the end of which the employee is eligible to purchase Shares (hereinafter: the “Purchase Period”). The first Offering Period will take place from June 28, 2012 until approximately January 31, 2013, and the first Purchase Period will take place from June 28, 2012 until January 31, 2013.

1.4.2	Subsequent Offering Periods will consist of a single six-month Purchase Period, beginning on each February 1 and August 1 and ending on the following July 31 and January

31, respectively. The committee that administers the ESPP may change the length of the Offering Periods or the Purchase Periods, provided that no Offering Period has a duration exceeding 27 months. The relevant date on which Shares will be purchased will be the last business day of the relevant Offering Period (each of these dates will be referred to hereinafter as: the “Purchase Date”).

1.4.3	Employees of the Company are eligible to purchase Shares at a 15% discount of the lower of:

a.	the closing price of the Shares on the Offering Date; or

b.	the closing price of the Shares on the Purchase Date (hereinafter: the “Exercise Price”).

1.4.4
For the first Offering Period, the employees that participated in the ESPP automatically received the right to purchase Shares with monthly sums deducted from their salary, where the default was that 15% of the employee’s net salary during the Purchase Period was saved toward the purchase (hereinafter: the “Savings Amount”). The Savings Amount will be used solely for the purchase of Shares and will not exceed 15% of the employee’s monthly base salary. The employee may elect to decrease the percentage of cash compensation that he authorizes for use during the first Offering Period by delivering a form to the Parent prior to the first Purchase Date. Neither the Company nor the Parent will pay interest on the Savings Amount.

1.4.5
The employee may withdraw from the ESPP at any time in a manner determined by the Parent. Should the employee withdraw from the ESPP prior to the end of the Offering Period or during any other time designated by the committee, all accrued salary deductions will be returned to him, without interest, at the earliest possible date. The employee may not withdraw less than all of his accrued salary deductions. Even if the employee withdraws from the ESPP, the employee may resume participation in the ESPP in any future Offering Period by submitting a new enrollment form to the Parent prior to the beginning of the subsequent Offering Period or at an earlier date, as provided by the committee.

1.4.6
The ESPP contains quantitative limitations regarding the number of Shares that each employee is entitled to purchase. In any event, an employee may not purchase more than 1,500 Shares during each Offering Period.

1.4.7	Attached as Appendix A hereto is the ESPP and its conditions per your submissions.

2.	The Request:

2.1	The employee’s enrollment in the ESPP will not constitute a tax event and will not be subject to tax on that date.

2.2
On the date the options are exercised and the employee purchases the Shares, the employee will be subject to tax for the benefit resulting from the difference between the market value of the Shares at the close of trading on the Purchase Date and the Exercise Price the employee paid from the Savings Amount. The tax rate will be the employee’s marginal tax rate according to the tax liability for employee grants under the non-trustee track. The tax will be withheld at the source by the Company.

2.3	On the date of sale of the Shares by the employee, the Parent and/or the Company will not withhold tax at source, and the employee will be taxed according to Section E of the Ordinance.

3.	The tax arrangement and its conditions:
Relying on the facts provided by you and detailed in section 1 above, the Income Tax Authority approves the tax arrangement relating to the ESPP on compliance with the following conditions:

3.1
This tax arrangement applies to the ESPP whose Offering Periods will commence from June 28, 2012, only for employees of the Company, and so long as the provisions of the law are not changed, and only if the Company and the employees will act in accordance with the provisions of this tax arrangement.

3.2	Each term in this tax arrangement shall have the meaning ascribed to it in Part E-1 of the Ordinance, unless otherwise expressly provided.

3.3
The provisions of section 102(c)(2) of the Ordinance and the Income Tax Rules (Tax Benefits for Employee Share Allotments), 2003 (hereinafter: the “Rules”) will apply to the grant of the ESPP to the employees of the Company.

3.4	The Company will not take any tax deductions related to the ESPP, regardless of whether the employees of the Company participate in the tax agreement or not.

3.5
Notwithstanding section 3.2 above, the end of each Offering Period will be deemed an “exercise” for the purpose of section 102(c)(2) of the Ordinance (hereinafter: the “Exercise Date”), and the following provisions will apply:

3.5.1	All Shares that an employee received on the Exercise Date will be deemed sold according to the closing price of the Shares on the Exercise Date (hereinafter: the “Share Price”).

3.5.2
The employee will be liable for employment income according to section 2(2) of the Ordinance for the difference between the Share Price and the Exercise Price that the employee paid on the Exercise Date, multiplied by the total Shares purchased by the broker in his name (hereinafter: the “Value of the Benefit”).

3.5.3	On the Exercise Date, the Company will withhold tax for the Value of the Benefit and will transfer the relevant withholding to the Assessing Officer, as required by section 9(e) of the Rules.

3.5.4
Employees will be deemed residents of Israel until the date on which the Shares are actually sold, in respect of the income from the ESPP that is the subject of this tax agreement. The aforesaid will not apply to Offering Periods after an employee is no longer a resident of Israel if the employee has secured approval from the ITA on the termination of his Israeli residency or if the Company secures a tax agreement with respect to severing Israeli residency of its employees.

3.5.5
On the actual date of sale the Shares, Part E of the Ordinance will apply to the employee, and the price of the Shares and the end of the Offering Period (as stated in section 3.4.1 above) will be deemed the original price of the Shares on the Purchase Date.

3.5.6
For the avoidance of doubt, it is clarified that the reporting and tax payment obligations for the income described in section 3.5.5 above, on the actual date of sale, are the sole obligations of the employees.

3.6
This tax agreement is condition on the full satisfaction of the conditions of the law and this agreement. This agreement is given on reliance on the representations that you provided above. If it is later discovered that the details you provided in the context of the request are not accurate, or substantively incomplete, and/or one of the conditions is not complied with, the following consequences will result: the employees that purchase Shares on the Purchase Date will be liable for income tax as employment income under section 2

(2) of the Ordinance on the actual date of sale of the Shares, at the highest price of the Shares from the beginning of the Offering Period until the sale of the Shares to an unrelated third party, as defined by section 88 of the Ordinance, including interest and linkage differentials from the grant date.

3.7
This tax agreement does not amount to an assessment or approval of the facts as presented by you. The facts as presented by you shall be examined by the Assessing Officer via his examination of the Company and/or the employees participating in the ESPP, as applicable.

3.8	This tax agreement is valid from the Offering Periods that will begin through December 31, 2017. Following that period, you may request an extension from the ITA (if any).

3.9
Within 60 days of the date hereof, and within 60 days from a new employee’s enrolment in the ESPP, as applicable, the Company and the employees participating in the ESPP will submit a declaration in the form provided in Exhibit B to this tax agreement. Section 3.6 above will apply to an employee who does not sign the declaration. The Company and the employees’ declarations will be valid with respect to the ESPP for all Offering Periods that are the subject of this tax agreement, and accordingly for the period stated in section 3.1 above. The Company will submit a list of the employees that did not participate in this tax agreement to the Assessing Officer within 60 days of the receipt of this tax agreement or within 60 days of the beginning of each Offering Period, as applicable.

Yours truly,

Eran Dvir, CPA (jurist)
Superior (Professional Division)

Copies:
Mr. Aaron Elijahu, CPA - Senior VP for Professional Issues.
Mr. Gilad Takoa, CPA - Jerusalem 3 Assessing Officer
Mr. Raz Itzkovitch, CPA (Jurist) - Department Manager - Employee Options
Mr. Rafi Tawina, Adv. - Senior Department Manager (Employee Options), Legal Department

EXHIBIT A

החטיבה המקצועית

מחלקת אופציות לעובדים

כ"ד שבט, תשע"ג
4 פברואר, 2013

לכבוד
אפשטיין רוזנבלום מעוז עורכי דין
<u>לידי: יאיר בנימיני, עו"ד</u>

א.נ.,

הנדון: **<u>החלטת מיסוי בהסכם - חישוב המס בגין טובת ההנאה שנוצרה לעובד בתוכנית לרכישת מניות לעובדים בחברת סרוויס נאו א.ב. ישראל 2012 בע"מ</u>**
(סימוכין: פנייתכם מיום 16/6/12)

1. **<u>העובדות כפי שנמסרו לנו על ידכם:</u>**

1.1. סרוויס נאו א.ב. ישראל 2012 בע"מ, ח.פ. 514760099, תיק ניכויים 943293324 (להלן: "**החברה**"), הינה חברה פרטית תושבת ישראל, אשר נוסדה בשנת 2012 ומעסיקה בישראל שני עובדים.

1.2. החברה הינה חברת בת של חברת ServiceNow, Inc. (להלן: "**חברת האם**"), חברה ציבורית שמניותיה נסחרות בבורסת ניו יורק שבארה"ב (NYSE). חברת האם מספקת תוכנה ושירותים מבוססי טכנולוגיית 'ענן' שמסייעים לארגוני IT לשלב ולבצע אוטומטיזציה של טכנולוגיות ארגוניות שונות.

1.3. חברת האם אימצה תוכנית ESPP - 2012 Employee Stock Purchase Plan (להלן: "**תוכנית ה- ESPP**"), בה זכאים להשתתף, בין השאר, עובדי החברה שאינם בעלי שליטה כמשמעותם בסעיף 102(א) לפקודת מס הכנסה (להלן: "**הפקודה**").

1.4. להלן עקרונות תכנית ה-ESPP:

1.4.1. תוכנית ה-ESPP כוללת תקופות חיסכון רצופות או חופפות (להלן: "**תקופות החיסכון**") שבהן עובדים זכאים יכולים להשתתף בתוכנית ה-ESPP ולקבל את הזכות לרכוש מניות של חברת האם (להלן: "**המניה**"). היום הראשון של כל תקופת החיסכון מכונה תאריך ההצעה (להלן: "**תאריך תחילת תקופת החיסכון**"). יום העסקים הראשון של תקופת החיסכון הראשונה הינו 28 ליוני 2012, שהיה המועד בו מניות חברת האם הוצעו לראשונה לציבור. כל תקופת חיסכון מורכבת מתקופה אחת של שישה חודשים שבסיומה זכאי העובד לרכוש מניות (להלן: "**תקופת הרכישה**"). עם זאת, תקופת החיסכון הראשונה תימשך החל מ- 28 ליוני

רח' מנחם בגין 125, קריית הממשלה, ת"א, קומה 14, טל': 076-8090589 פקס: 076-8090589

החטיבה המקצועית

2012 ועד ל- 31 לינואר 2013 לערך, ותקופת הרכישה הראשונה תימשך החל מ- 28 ליוני 2012 ועד ל- 31 ינואר 2013.

1.4.2. תקופות החיסכון הבאות יכללו תקופת רכישה אחת של שישה חודשים אשר תחל ב- 1 בפברואר וב- 1 באוגוסט ותסתיים ב- 31 ליולי שלאחריו וב- 31 לינואר שלאחריו, בהתאמה. הועדה המנהלת את תוכנית ה-ESPP רשאית לשנות את תקופות החיסכון או תקופות הרכישה, ובלבד שתקופת החיסכון לא תארך יותר מ- 27 חודשים. התאריך הרלוונטי שבו ירכשו העובדים מניות יהיה יום העסקים האחרון של תקופת הרכישה הרלוונטית (כל אחד מתאריכים אלה יכונה להלן גם: **"תאריך הרכישה"**).

1.4.3. עובדי החברה זכאים לרכוש מניות רגילות של חברת האם, בהנחה של 15% ממחיר הנמוך מבין:

א. מחיר השוק של המניה נכון ל- תאריך תחילת תקופת החיסכון

ב. מחיר השוק של המניה בתאריך הרכישה.

(להלן: **"מחיר המימוש"**)

1.4.4. ביחס לתקופת החיסכון הראשונה, העובדים המשתתפים בתוכנית ה-ESPP קיבלו באופן אוטומאטית זכות לרכוש מניות באמצעות סכומים אשר העובד מפריש מדי חודש משכרו, כאשר ברירת המחדל היא שהעובד יפנה לטובת רכישה סכום השווה ל-15% ממשכורתו נטו לאחר ניכוי מיסים כדין בתקופת הרכישה (להלן: **"סכום החיסכון"**). סכום החיסכון ישמש אך ורק לרכישת מניות ולא יעלה על 15% מהשכר החודשי הבסיסי של העובד. העובד יכול לבחור להקטין את שיעור התמורה במזומן שבה יעשה שימוש לטובת תקופת החיסכון הראשונה על ידי מסירת טופס לחברת האם לפני תאריך הרכישה הראשונה. החברה וחברת האם אינן משלמות ריבית על סכום החיסכון לתוכנית ה-ESPP.

1.4.5. העובד יכול לבטל את השתתפותו בתוכנית ה-ESPP בכל עת בדרך שתיקבע על ידי חברת האם. במידה ועובד יבטל את השתתפותו לפני תום תקופת החיסכון או בכל פרק זמן אחר שיקבע על ידי הוועדה, כל הסכום המצטבר של ניכויי השכר יוחזרו ללא ריבית בהקדם האפשרי. העובד לא יכול למשוך פחות מכל ניכויי השכר שנצברו לו. במקרה של ביטול

רח' מנחם בגין 125, קריית הממשלה, ת"א, קומה 14, טל': 076-8090589 פקס: 076-8090589

החטיבה המקצועית

3. **החלטת המיסוי ותנאיה:**

בהסתמך על העובדות שהוצגו על ידכם ופורטו בסעיף 1 לעיל, נציבות מס הכנסה מאשרת את הסדר המס לגבי תוכנית ה-ESPP כדלקמן ובהתקיים כל התנאים הבאים:

3.1. החלטת מיסוי זו הינה בתוקף לגבי תוכנית ה-ESPP החיסכון שתקופות ההצעה שלהן יחלו ב- 28 יוני 2012 לעובדי החברה בלבד, וכל עוד לא ישונו הוראות החוק ובלבד שהחברה והעובדים נהגו בהתאם להוראות החלטת מיסוי זו.

3.2. לכל מונח בהחלטת מיסוי זו תהא המשמעות הנודעת לו בחלק ה-1 לפקודה, אלא אם נאמר במפורש אחרת.

3.3. על תוכנית ה-ESPP לעובדי החברה, יחולו הוראות סעיף 102(ג)(2) לפקודה וכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג-2003 (להלן: **"הכללים"**).

3.4. לחברה לא תותר כל הוצאה בשל תוכנית ה-ESPP, בין אם ביקשו עובדי החברה להצטרף להחלטת מיסוי זו ובין אם לאו.

3.5. על אף האמור בסעיף 3.2 לעיל, יראו בתום כל תקופת חיסכון כ"מימוש" לעניין סעיף 102(ג)(2) לפקודה (להלן: **"מועד מימוש"**), ויחולו הוראות אלה:

3.5.1. יראו את כל המניות שקיבל העובד במועד המימוש, כנמכרות לפי שער הסגירה שנקבע למניה בסוף יום העסקים של מועד המימוש (להלן: **"מחיר המניה"**).

3.5.2. העובד יחויב כהכנסת עבודה לפי סעיף 2(2) לפקודה בגין ההפרש שבין מחיר המניה לבין מחיר המניה ששילם העובד במועד המימוש כשהוא מוכפל בסה"כ המניות שנרכשו ע"י הברוקר על שמו (להלן: **"שווי ההטבה"**).

3.5.3. **במועד המימוש כאמור, תנכה החברה את המס משווי ההטבה ותעבירו לפקיד השומה ניכויים הרלבנטי, כנדרש בסעיף 9(ה) לכללים.**

3.5.4. יראו בעובד כתושב ישראל עד למועד מכירת המניה בפועל, בכל האמור ביחס להכנסות מתוכנית ה-ESPP נשוא החלטת מיסוי זו. האמור בסעיף זה לא יחול לגבי תקופות החיסכון שיחולו לאחר

רח' מנחם בגין 125, קריית הממשלה, ת"א, קומה 14, טל': 076-8090589 פקס: 076-8090589

החטיבה המקצועית

המועד שבו חדל העובד להיות תושב ישראל, בין אם ימציא העובד אישור מרשות המסים על הפסקת היותו תושב ישראל ובין אם החברה תגיע להסדר מס עם רשות המסים בנוגע לניתוק תושבותם של מי מעובדיה.

3.5.5. במועד מכירת המניות בפועל, יחולו על העובד הוראות חלק ה' לפקודה, ויראו את מחיר המניה ואת תום תקופת החיסכון (כאמור בסעיף 3.4.1 לעיל), כמחירן המקורי של המניות ביום רכישתן, בהתאמה.

3.5.6. למען הסר ספק, יובהר כי חובת הדיווח וחבות תשלום המס בגין ההכנסות שינבעו לעובדים מהמניות נשוא החלטת מיסוי זו, במועד מכירתן בפועל כאמור בסעיף 3.5.5 זה לעיל, תחול על העובדים בלבד.

3.6. החלטת מיסוי זו מותנה בקיומם המלא של יתר התנאים בחוק ובהחלטת מיסוי זו. החלטת מיסוי זו ניתנה על סמך המצגים שהוצגו בפנינו כמפורט לעיל. אם יתברר שהפרטים שנמסרו במסגרת הבקשה אינם נכונים, או שאינם מלאים באופן מהותי ו/או לא התקיים אחד מתנאי החלטת המיסוי יחול האמור להלן: העובדים שירכשו עבורם מניות בתאריך הרכישה, יחויבו במס כהכנסת עבודה מכוח סעיף 2(2) לפקודה במועד מכירת המניות בפועל, בגין מחיר המניה הגבוה ביותר של המניות, בתקופה שממועד תחילת תקופת החיסכון ועד למועד מכירת המניות לצד ג' שאינו קרוב כהגדרתו בסעיף 88 לפקודה של העובד, ובתוספת ריבית והפרשי-הצמדה ממועד הקצאתן.

3.7. אין בהחלטת מיסוי זו משום עשיית שומה ואישור לעובדות כפי שהוצגו העובדות שהוצגו כאמור תיבדקנה על-ידי פקיד השומה במהלך דיוני השומות בתיק החברה ו/או מחזיקי הזכויות לפי העניין.

3.8. תוקף החלטת מיסוי זו הינו לתקופות חיסכון אשר יתחילו עד ליום 31.12.2017. לאחר מועד זה יש לפנות לרשות המיסים בישראל בבקשה להאריכה, אם בכלל.

3.9. תוך 60 ימים מקבלת החלטת מיסוי זו ותוך 60 ימים לאחר הצטרפותו של עובד חדש לתוכנית ה-ESPP, לפי העניין, יגישו החברה והעובדים להם יוענקו המניות מכוח תוכנית ה-ESPP או העובדים החדשים, לפי העניין, הצהרה בנוסח הקבוע **בנספח ב'** להחלטת מיסוי זו. עובד שלא יחתום כאמור יחולו לגביו הוראות סעיף 3.6 לעיל. הצהרת החברה והעובדים תהא בתוקף לגבי תוכנית ה-ESPP

רח' מנחם בגין 125, קריית הממשלה, ת"א, קומה 14, טל': 076-8090589 פקס: 076-8090589

החטיבה המקצועית

בכל תקופות החיסכון נשוא התוכנית ובהתאם לתקופה האמורה בסעיף 3.1 לעיל. החברה תשלח לפקיד השומה בתוך 60 ימים מקבלת החלטת מיסוי זו ו/או תוך 60 ימים לאחר תחילת כל תקופת חיסכון, לפי העניין, רשימה של העובדים שלא הצטרפו להחלטת מיסוי זו.

בכבוד רב,

ערן צבי דביר, רו״ח (משפטן)
ממונה (חטיבה מקצועית)

העתק:

1. מר אהרון אליהו, רו״ח - סמנכ״ל בכיר לעניינים מקצועיים.
2. מר גלעד תקוע, רו״ח - פקיד שומה ירושלים 3.
3. מר רז איצקוביץ, רו״ח (משפטן) - מנהל תחום (אופציות לעובדים).
4. מר רפי טוינה, עו״ד - מנהל מחלקה בכיר (אופציות לעובדים), חטיבה משפטית.

רח׳ מנחם בגין 125, קריית הממשלה, ת״א, קומה 14, טל׳: 076-8090589 פקס: 076-8090589

EXHIBIT B

Re: Agreed Tax Ruling- ServiceNow A.B. Israel 2012 Ltd.

Pursuant to section 3.9 of the Tax Ruling dated February 4, 2013, “Tax Ruling by Agreement - Calculation of Tax re the Benefit to Employees under the ServiceNow, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”) - ServiceNow A.B. Israel 2012 Ltd.” (the “Tax Ruling”), I, the undersigned employee, declare that I understand the Tax Ruling, will act in accordance with it, and will not request to change it and/or annul it, and/or replace it, and/or will not request additional tax benefits other than those provided in this Tax Ruling.

In addition, I understand that should I sell the shares of Common Stock (as defined under the ESPP) purchased under the ESPP more than three (3) days after I purchase such shares, I will be required, by Israeli law, to report on all profits and/or losses from such sales on my Annual Return, to report to the Tax Authorities according to section 91(d), and to make advanced tax payments as required by law.

Additionally, I understand that I will be required to file an Annual Return to the Assessing Officer even if I do not currently file an Annual Return.

I also declare that I understand that a failure to file an Annual Return or a failure to pay tax, as required by Israeli law, on any income from sale of shares of Common Stock that I purchased under the ESPP is a criminal offense.

Executed by:

Signature	Date	ID	Employee name

EXHIBIT B

הנדון:החלטת מיסוי בהסכם - סרוויס נאו א.ב. ישראל 2012 בע”מ

בהתאם לסעיף 3.9 להחלטת המיסוי מיום 2012x.11., “חישוב המס בגין טובת ההנאה שנוצרה לעובד בתוכנית לרכישת מניות לעובדים (ESPP) בחברת סרוויס נאו א.ב. ישראל 2012 בע”מ (להלן: “החלטת המיסוי”), העובד החתום מטה, מצהיר בזאת כי הבין את החלטת המיסוי וכי ינהג לפיה, ולא יבקש לשנותה ו/או לבטלה ו/או להחליפה באחרת, ו/או ידרוש הפחתת מס נוספת מעבר לקבוע בהחלטת מיסוי זו.

בנוסף, הריני מבין שבמידה ואבחר למכור את המניות שיוקצו לי במסגרת תוכנית ה- ESPP לאחר שחלפו יותר משלושה ימים מיום רכישתם, אהיה מחוייב על פי דין לדווח על כל רווח ו/או הפסד ממכירות אלה בדו”ח השנתי וכן בדיווח לפי סעיף 91(ד) לרשויות המס ובתשלום מקדמת מס כדין.

כן הנני מבין כי יהיה עלי להגיש דו”ח שנתי לפקיד השומה גם אם כיום אינני מגיש דו”חות שנתיים.

אני בנוסף מצהיר ומבין כי אי הגשת דו”ח שנתי או אי תשלום מס כדין על הכנסותי ממכירת מניות שנרכשו במסגרת תוכנית ה- ESPP הן עבירות פליליות.

על החתום:

שם העובד	מספר ת.ז	תאריך	חתימה

ITALY
Data Privacy.

This provision replaces section 9 of the Enrollment/Change Form:

I understand that the Company, the Employer and any Subsidiary may hold certain personal information about me, including, but not limited to, my name, home address and telephone number, date of birth, social insurance (to the extent permitted under Italian law) or other identification number, salary, nationality, job title, any Shares or directorships held in the Company or any Subsidiary, details of all options under the ESPP or other entitlement to shares of Common Stock granted, awarded, canceled, exercised, vested, unvested or outstanding in my favor, and that the Company and the Employer will process said data and other data lawfully received from third parties (“Data”) for the exclusive purpose of implementing, managing and administering my participation in the ESPP and complying with applicable laws, including community legislation.

I also understand that providing the Company with Data is necessary to effectuate my participation in the ESPP and that my refusal to do so would make it impossible for the Company to perform its contractual obligations and may affect my ability to participate in the ESPP. The controllers of Data processing are ServiceNow, Inc. with registered offices at 3260 Jay Street, Santa Clara, CA 95054 and ServiceNow Italy S.R.L., which is also the Company’s representative in Italy for privacy purposes pursuant to Legislative Decree no. 192/2003.

I understand that Data will not be publicized, but it may be accessible by the Employer as the privacy representative of the Company and within the Employer’s organization by its internal and external personnel in charge of processing such Data and the data processor (“Processor”). An updated list of Processors and other transferees of Data is available upon request from the Employer.

Furthermore, Data may be transferred to banks, other financial institutions, or brokers involved in the management and administration of the ESPP. I understand that Data may also be transferred to the Company’s stock plan service provider, Fidelity Brokerage Services LLC, or such other administrator that may be engaged by the Company in the future. I further understand that the Company and/or any Subsidiary will transfer Data among themselves as necessary for the purpose of the implementation, administration and management of my participation in the ESPP. The Data recipients may receive, possess, use, retain, and transfer Data in electronic or other form, for the purpose of implementing, administering, and managing my participation in the ESPP. I understand that these recipients may be acting as Controllers, Processors or persons in charge of processing, as the case may be, according to applicable privacy laws, and that they may be located in or outside the European Economic Area, such as in the United States or elsewhere, in countries that do not provide an adequate level of data protection as intended under Italian privacy law. Should the Company exercise its discretion in suspending or terminating the ESPP, it will delete Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the ESPP.

I understand that Data processing for the purposes specified in the Enrollment/Change Form shall take place under automated or non-automated conditions, anonymously when possible, and with confidentiality and security provisions, as set forth by Applicable Laws, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including the transfer of Data abroad, including outside the European Economic Area, as specified in the Enrollment/Change Form, does not require my consent thereto as the processing is necessary for the performance of legal and contractual obligations related to implementation, administration and management of the ESPP. I understand that, pursuant to section 7 of the Legislative Decree no. 196/2003, I have the right at any moment to, without limitation, obtain information on Data held, access and verify its contents, origin and accuracy, delete, update, integrate, correct, block or stop, for legitimate reason, the Data processing by contacting my local human resources representative. Finally, I am aware that Data will not be used for direct marketing purposes.

ESPP Document Acknowledgement.
I acknowledge that by accepting the RSUs, I have been given access to the ESPP document, have reviewed the ESPP and the Enrollment/Change Form in their entirety and fully understand and accept all provisions of the ESPP and the Enrollment/Change Form. Further, I specifically and expressly approve the following clauses of the Enrollment/Change Form: (i) section 6 - Responsibility for Taxes; (ii) section 7 - Nature of Grant; (iii) section 16 - Governing Law; and the Data Privacy section set forth above in this Appendix.
Foreign Asset/Account Reporting Information.
Italian residents who, at any time during the fiscal year, hold foreign financial assets (including cash and Shares) which may generate income taxable in Italy are required to report these assets on their annual tax returns (UNICO Form, RW Schedule) for the year during which the assets are held, or on a special form if no tax return is due. These reporting obligations will also apply to Italian residents who are the beneficial owners of foreign financial assets under Italian money laundering provisions.
Tax on Foreign Financial Assets.

The value of any shares of Common Stock (and certain other foreign assets) I hold outside Italy will be subject to a foreign financial assets tax, to the extent the aggregate value of the covered foreign assets exceeds €12,000. The taxable amount is equal to the fair market value of the shares of Common Stock on December 31 or on the last day the shares of Common Stock were held (in such case, or when the shares of Common Stock are acquired during the course of the year, the tax is levied in proportion to the number of days the shares of Common Stock were held over the calendar year). For 2014, such tax is levied at a rate of 0.2%. If I am subject to this foreign financial assets tax, I will need to report the value of my financial assets held abroad in Form RM of my annual tax return. I should contact my personal tax advisor for additional information about the foreign financial assets tax.
JAPAN
Exchange Control Information.

If I pay more than ¥30,000,000 for the purchase of shares of Common Stock in any one transaction, I must file an ex post facto Payment Report with the Ministry of Finance (through the Bank of Japan or the bank carrying out the transaction). The precise reporting requirements vary depending on whether the relevant payment is made through a bank in Japan. If I acquire shares of Common Stock whose value exceeds ¥100,000,000 in a single transaction, I must also file an ex post facto Report Concerning Acquisition of Shares with the Ministry of Finance through the Bank of Japan within 20 days of acquiring the shares of Common Stock. The forms to make these reports can be acquired at the Bank of Japan.

A Payment Report is required independently of a Report Concerning Acquisition of Securities. Consequently, if the total amount that I pay on a one-time basis to purchase shares exceeds ¥100,000,000, I must file both a Payment Report and a Report Concerning Acquisition of Securities.

Foreign Asset/Account Reporting Information.

I am required to report details of any assets held outside Japan as of December 31 (including shares of Common Stock acquired under the ESPP), to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. I am advised to consult with my personal tax advisor to determine if the reporting obligation applies to my personal situation.

MEXICO

No Entitlement or Claims for Compensation

The following provisions supplement section 7 of the Enrollment/Change Form:

Modification.

By participating in the ESPP, I understand and agree that any modification of the Plan or the Agreement or its termination shall not constitute a change or impairment of the terms and conditions of my employment.

Policy Statement.

I acknowledge that the option to purchase shares of Common Stock is making under the ESPP is unilateral and discretionary and, therefore, the Company reserves the absolute right to amend it and discontinue it at any time without any liability.

I acknowledge that the Company, with registered offices at 4810 Eastgate Mall, San Diego, CA 92121, U.S.A., is solely responsible for the administration of the ESPP and participation in the ESPP and the acquisition of shares does not, in any way, establish an employment relationship between myself and the Company since I am participating in the ESPP on a wholly commercial basis, nor does it establish any rights between myself and the Employer.

Plan Document Acknowledgment.

By participating in the Plan, I acknowledge that I have received copies of the ESPP, have reviewed the ESPP and the Agreement in their entirety and fully understand and accept all provisions of the ESPP and the Agreement.

In addition, by accepting the Agreement, I further acknowledge that I have read and specifically and expressly approved the terms and conditions in section 7 of the Agreement, in which the following is clearly described and established: (i) participation in the ESPP does not constitute an acquired right; (ii) the ESPP and participation in the ESPP is offered by the Company on a wholly discretionary basis; (iii) participation in the ESPP is voluntary; and (iv) the Company and any Subsidiary are not responsible for any decrease in the value of the shares.

Finally, I hereby declare that I do not reserve any action or right to bring any claim against the Company for any compensation or damages as a result of my participation in the ESPP and therefore grant a full and broad release to the Employer, the Company and any Subsidiary with respect to any claim that may arise under the ESPP.

Spanish Translation

Sin derecho a compensación o reclamaciones por compensación
Las siguientes disposiciones complementan la sección 7 del Contrato:

Modificación.
Al participar en el Plan, entiendo y acuerdo que cualquier modificación al Plan o al Contrato o su terminación no constituirá un cambio o perjuicio a los términos y condiciones de empleo.

Declaración de Política.
El Reconozco que el otorgamiento de la opción que la Compañía está haciendo de conformidad con el ESPP es unilateral y discrecional y, por lo tanto, la Compañía se reserva el derecho absoluto de modificar y discontinuar el mismo en cualquier momento, sin responsabilidad alguna.

Reconozco que la Compañía, con oficinas registradas ubicadas en 4810 Eastgate Mall, San Diego, CA 92121, EE.UU. es únicamente responsable de la administración del ESPP y la participación en el ESPP y la adquisición de acciones no establece, de forma alguna, una relación de trabajo entre la Compañía y yo, ya que estoy participando en el ESPP de una forma totalmente comercial, y tampoco establece ningún derecho entre el Patrón y yo.

Reconocimiento del Documento del ESPP. Al participar en el ESPP, reconozco que he recibido copias del ESPP, he revisado el ESPP y el Contrato en su totalidad y entiendo y acepto completamente todas las disposiciones contenidas en el ESPP y en el Contrato.

Adicionalmente, al aceptar el Contrato, reconozco que he leído y específica y expresamente he aprobado los términos y condiciones de la sección 7 del Contrato, en la que lo siguiente está claramente descrito y establecido: (i) la participación en el ESPP no constituye un derecho adquirido; (ii) el ESPP y la participación en el ESPP es ofrecida por la Compañía de forma enteramente discrecional; (iii) la participación en el ESPP es voluntaria; y (iv) la Compañía y cualquier empresa Subsidiaria no son responsables por cualquier disminución en el valor de las acciones.

Finalmente, declaro que no me reservo ninguna acción o derecho para interponer cualquier demanda o reclamación en contra de la Compañía por compensación, daño o perjuicio alguno como resultado de mi participación en el ESPP y, por lo tanto, otorgo el más amplio finiquito al Patrón, la Compañía y cualquier empresa Subsidiaria con respecto a cualquier demanda o reclamación que pudiera surgir en virtud del ESPP.
NETHERLANDS
Securities Law Requirements.

I understand that if I work in a country located in the European Economic Area (“EEA”), my participation in the ESPP is subject to special offering terms and may be further limited as a result of applicable securities laws. Specifically, contributions from all Participants working in the EEA will be limited to less than an aggregate amount of €5 million on an annual basis. It is also possible that certain other equity awards in the EEA will count against this €5 million threshold. I understand that, if Participants in the EEA elect to contribute more than this amount during any year, participation rates will be prorated to ensure that this threshold is not exceeded. If my participation will be prorated, I understand that I will receive a notice from the Company explaining the proration.
NEW ZEALAND
Securities Law Notification.

I understand that I am being offered an opportunity to participate in the ESPP and that, in compliance with New Zealand Securities Law, I am hereby notified that the materials listed below are available for my review where indicated below.

1.
The Company’s most recent Annual Report (Form 10-K), Quarterly Report (Form 10-Q), and financial statements are available on the Company’s website (www.servicenow.com) (Company About ServiceNow Investor Relations SEC Filings).

2.
The Company’s ESPP, Prospectus, and Enrollment/Change Form are available on the Company’s designated broker website (www.fidelity.com). I understand that I must log-in to my brokerage account to access these materials.

A copy of the above materials will be provided to me free of charge upon request to ServiceNow, Inc., Stock Administration, 3260 Jay Street, Santa Clara, California 95054, U.S.A.

When reading these materials, I understand that all references to purchase right price are listed in U.S. dollars.   I understand that I should read the materials carefully before making a decision whether to participate in the ESPP and that I should consult with my personal tax advisor for specific information concerning my personal tax situation with regard to participation in the ESPP.

NORWAY
There are no country-specific provisions.
SINGAPORE
Form of Contributions.

Notwithstanding sections 3 and 4 of the Enrollment/Change Form, due to restrictions on payroll deductions under Singapore law, I acknowledge and agree that I may be required to participate in the ESPP by means other than payroll deductions (e.g., bank wire or check) if the Company, in its discretion, determines that collection of payroll deductions is not permissible or administratively feasible under Singapore law.

In this regard and upon notice by the Company or the Employer, I understand and agree that no payroll deductions will be made from my paychecks and that I will be required to make contributions for the purchase of shares of Common Stock under the ESPP by the means set forth in such notice. I further understand and agree that no shares of Common Stock will be purchased on my behalf under the ESPP if I fail to submit my contributions in the manner required by such notice.

Securities Law Notification.

I understand that the option is being granted to me pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). I further understand that the ESPP has not been lodged or registered as a prospectus with the Monetary Authority of Singapore. I understand and acknowledge that my option to purchase shares of Common Stock is subject to section 257 of the SFA and I will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the shares of Common Stock purchased upon exercise unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Director Notification Obligation.

I acknowledge that if I am a director, associate director or shadow director of a Singapore Subsidiary, I am subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore Subsidiary in writing when I receive an interest (e.g., an option or shares of Common Stock) in the Company or any Subsidiary within two business days of (i) its acquisition or disposal, (ii) any change in previously disclosed interest (e.g., when the shares of Common Stock are sold), or (iii) becoming a director.

SOUTH AFRICA
Tax Consequences.

The following provision supplements section 6 of the Enrollment/Change Form:
By participating in the ESPP, I agree that, immediately upon purchase of shares of Common Stock, I will notify the Employer of the amount of any gain realized. If I fail to advise the Employer of the gain realized at purchase, I may be liable for a fine. I will be solely responsible for paying any difference between the actual tax liability and the amount withheld by the Employer.

Tax Clearance Certificate Requirement.

If I use cash to exercise the option to purchase shares, rather than a cashless exercise method, I must first obtain and provide to the Employer, or any third party designated by the Employer or the Company, a Tax Clearance Certificate (with respect to Foreign Investments) bearing the official stamp and signature of the Exchange Control Department of the South African Revenue Service (“SARS”). I must renew this Tax Clearance Certificate every 12 months, or such other period as may be required by the SARS. I must also complete a transfer of funds application form to transfer the funds. If I exercise the option and purchase shares of Common Stock by a cashless exercise whereby no funds are remitted offshore for the purchase, no Tax Clearance Certificate is required.
Exchange Control Information.

To participate in the ESPP, I must comply with exchange control regulations and rulings in South Africa. Because the exchange control regulations are subject to change, I understand that I should consult with my personal legal advisor prior to purchasing shares of Common Stock under the ESPP to ensure compliance with current regulations. I am responsible for ensuring compliance with all exchange control laws in South Africa.

SPAIN
Nature of Grant. This provision supplements section 7 of the Enrollment/Change Form:
In accepting the grant, I consent to participate in the ESPP and acknowledge that I have received a copy of the ESPP.
I understand and agree that, as a condition of the grant, my termination of employment for any reason (including the reasons listed below) will automatically result in the loss of the right to purchase shares of Common Stock that may have been granted to me as of date that I am no longer actively employed, as described in Section 7 of the Agreement.
In particular, I understand and agree that any rights to purchase shares of Common Stock will be forfeited as of the date that I am no longer actively employed and without entitlement to the underlying shares of Common Stock or to any amount of indemnification in the event of a termination of my employment by reason of, but not limited to, resignation, retirement, disciplinary dismissal adjudged to be with cause, disciplinary dismissal adjudged or recognized to be without cause, individual or collective dismissal on objective grounds, whether adjudged or recognized to be with or without cause, material modification of the terms of employment under Article 41 of the Workers’ Statute, relocation under Article 40 of the Workers’ Statute, Article 50 of the Workers’ Statute, unilateral withdrawal by the Employer and under Article 10.3 of the Royal Decree 1382/1985. I acknowledge that I have read and specifically accept the conditions referred to in Section 7 of the Enrollment/Change Form.
I understand that the Company has unilaterally, gratuitously and discretionally decided to grant rights to purchase shares of Common Stock under the ESPP to individuals who may be employees of the Company or a Subsidiary throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any grant will not economically or otherwise bind the Company or any Subsidiary on an ongoing basis other than as set forth in the Enrollment/Change Form. Consequently, I understand that the right to purchase shares of Common Stock is granted on the assumption and condition that the right to purchase shares of Common Stock and any shares of Common Stock purchased under the ESPP are not part of any employment contract (either with the Company or any Subsidiary) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. Further, I understand that the right to purchase shares of Common Stock would not be granted to me but for the assumptions and conditions referred to herein; thus, I acknowledge and freely accept that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then the grant of the right to purchase shares of Common Stock or such right shall be null and void.
Securities Law Notification.
The grant of the right to purchase shares of Common Stock and the shares of Common Stock issued at purchase are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. The ESPP and the Enrollment/Change Form, including this Appendix, have not been nor will they be registered with the

Comisión Nacional del Mercado de Valores (Spanish Securities Exchange Commission), and they do not constitute a public offering prospectus.
Exchange Control Notification.
I must declare the acquisition, ownership and sale of shares of Common Stock to the Spanish Dirección General de Comercio e Inversiones (the “DGCI”) of the Ministry of Economy and Competitiveness for statistical purposes. Generally, the declaration must be filed in January for shares of Common Stock acquired or sold during (or held as of December 31 of) the prior year; however, if the value of the shares of Common Stock purchased under the ESPP or the amount of the sale proceeds exceeds €1,502,530, the declaration must be filed within one month of the purchase or sale, as applicable.
Foreign Asset/Account Reporting Information.
To the extent I hold assets (e.g., cash or shares of Common Stock held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of asset (e.g., shares of Common Stock, cash, and so on) as of December 31 each year, I am required to report information on such rights and assets on my tax return for such year. After such rights or assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported rights or assets increases by more than €20,000. The reporting must be completed by March 31. Failure to comply with this reporting requirement may result in penalties. Accordingly, I am advised to consult with my personal tax and legal advisors to ensure that I am properly complying with my reporting obligations.
Further, I am required to declare electronically to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts if the value of the transactions for all such accounts during the relevant year or the balances in such accounts as of December 31st of the relevant year exceeds €1,000,000.
SWEDEN
There are no country-specific provisions.
SWITZERLAND
Securities Law Notification.

The offer to participate in the ESPP is considered a private offering in Switzerland and is therefore not subject to registration in Switzerland.
TURKEY
Securities Law Notification.
Under Turkish law, I am not permitted to sell any shares of Common Stock acquired under the ESPP in Turkey.  The shares of Common Stock are currently traded on the New York Stock Exchange, which is located outside Turkey, under the ticker symbol “NOW” and the shares of Common stock may be sold through this exchange.
Exchange Control Notification.
Pursuant to Decree No. 32 on the Protection of the Value of the Turkish Currency (“Decree 32”) and Communique No. 2008-32/34 on Decree No. 32, any activity related to investments in foreign securities (e.g., the sale of shares of Common Stock under the ESPP) must be conducted through a bank or financial intermediary institution licensed by the Turkish Capital Markets Board and should be reported to the Turkish Capital Markets Board. I am advised to contact a personal legal advisor for further information regarding these requirements.
UNITED KINGDOM
Responsibility for Taxes.

The following provisions supplement section 6 of the Enrollment/Change Form:

I agree that, if I do not pay or the Employer or the Company does not withhold from me the full amount of income tax that I owe at exercise of the option/purchase of shares, or the release or assignment of the option for consideration, or the receipt of any other benefit in connection with the option (the “Due Date”) within 90 days after the Due Date, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, then the amount that should have been withheld shall constitute a loan owed by me to the Employer, effective 90 days after the Due Date. I agree that the loan will bear interest at Her Majesty’s Revenue and Customs (“HMRC”) official rate and will be immediately due and repayable by me, and the Company and/or the Employer may recover it at any time thereafter by withholding the funds from salary, bonus or any other funds due to me by the Employer, by withholding from the cash proceeds from the sale of shares of Common Stock or by demanding cash or a cheque from me. I also authorize the Company to delay the issuance of any shares of Common Stock unless and until the loan is repaid in full.

Notwithstanding the foregoing, if I am an executive officer or director (as within the meaning of Section 13(k) of the Exchange Act), the terms of the immediately foregoing provision will not apply. In the event that I am an executive officer or director and income tax is not collected from or paid by me within 90 days of the Due Date, the amount of any uncollected income tax may constitute a benefit to me on which additional income tax and National Insurance contributions (“NICs”) (including Employer NICs, as defined below) may be payable. I acknowledge that the Company or the Employer may recover any such additional income tax and NICs (including Employer NICs, as defined below) at any time thereafter by any of the means referred to in section 6 of the Enrollment/Change Form, although I acknowledge that I ultimately will be responsible for reporting any income tax or NICs (including Employer NICs, as defined below) due on this additional benefit directly to the HMRC under the self-assessment regime.

National Insurance Contributions Acknowledgment.

As a condition of participation in the ESPP and the purchase of shares of Common Stock, I agree to accept any liability for secondary Class 1 NICs which may be payable by the Company and/or the Employer in connection with the option/purchase of shares and any event giving rise to Tax-Related Items (the “Employer NICs”). Without limitation to the foregoing, I agree to execute a joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or election. I further agree to execute such other joint elections as may be required between me and any successor to the Company and/or the Employer. I further agree that the Company and/or the Employer may collect the Employer NICs from me by any of the means set forth in section 6 of the Enrollment/Change Form.

If I do not enter into a Joint Election prior to purchasing shares or if approval of the Joint Election has been withdrawn by HMRC, the option shall become null and void without any liability to the Company and/or the Employer and I may not purchase shares under the ESPP.

Securities Law Requirements.

I understand that if I work in a country located in the European Economic Area (“EEA”), my participation in the ESPP is subject to special offering terms and may be further limited as a result of applicable securities laws. Specifically, contributions from all Participants working in the EEA will be limited to less than an aggregate amount of €5 million on an annual basis. It is also possible that certain other equity awards in the EEA will count against this €5 million threshold. I understand that, if Participants in the EEA elect to contribute more than this amount during any year, participation rates will be prorated to ensure that this threshold is not exceeded. If my participation will be prorated, I understand that I will receive a notice from the Company explaining the proration.

SPECIAL NOTICE FOR EMPLOYEES IN DENMARK
EMPLOYER STATEMENT

Pursuant to Section 3(1) of the Act on Stock Options in employment relations (the "Stock Option Act"), you are entitled to receive the following information regarding participation in the ServiceNow, Inc. 2012 Employee Stock Purchase Plan (the “ESPP”) in a separate written statement.

This statement contains only the information mentioned in the Stock Option Act, while the other terms and conditions of your grant of stock options to purchase shares of the common stock of ServiceNow, Inc. (the “Company”) are described in detail in the ESPP, the Enrollment/Change Form and the applicable country-specific supplement, which have been made available to you.

1.    Time of grant of right to purchase stock

Provided always that at the relevant time you are eligible to participate in the ESPP, at the beginning of successive six (6)-month offering periods, the Company will grant you a right to purchase shares of stock in the Company that may be exercised on the last day of each offering period.

2.	Terms or conditions for grant of a right to future purchase of stock

The Plan is offered at the discretion of the Company's Board of Directors.

3.	Purchase Date

If you are employed by the Company or one of its participating subsidiaries or affiliates on the last day of an offering period, shares of common stock will automatically be purchased for you with your accumulated payroll deductions. If you are not employed by the Company or one of its participating subsidiaries or affililates on the last day of an offering period, Sections 4 and 5 of the Stock Option Act will determine your rights (if the Stock Option Act applies and the terms of the Stock Option Act are more favorable than the terms of the Plan and the enrollment materials). If shares are purchased for you at the end of an offering period, the number of shares purchased will depend on the purchase price, the amount of your accumulated payroll deductions and the share purchase limits in the Plan. You will be the immediate owner of the common stock purchased with your accumulated payroll deductions and, subject to the limitations in the Plan, you may sell your shares of common stock purchased under the Plan at any time, subject to any Company insider trading restrictions.

4.	Purchase Price

The purchase price per share is the lower of 85% of the fair market value of the Company’s common stock on the first market day of the offering period or on the date the stock purchase right is exercised, i.e., the last market day of the offering period.

5.	Your rights upon termination of employment

The treatment of your stock option upon termination of employment will be determined under Sections 4 and 5 of the Stock Option Act unless the terms contained in the ESPP, the Agreement and the applicable country-specific supplement are more favorable to you than Sections 4 and 5 of the Stock Option Act. If the terms contained in the ESPP, the Agreement and the applicable country-specific supplement are more favorable to you, then such terms will govern the treatment of your stock option upon termination of employment.

6.	Financial aspects of participating in the ESPP

Aside from the payroll deductions which will start after you enroll in the ESPP, the ESPP offering has no immediate financial consequences for you. The value of the purchase rights and the value of the shares purchased for you under the ESPP are not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary.

Shares of stock are financial instruments and investing in stocks will always have financial risk. The possibility of profit at the time you sell your shares will not only be dependent on the Company’s financial development, but inter alia also on the general development on the stock market. In addition, after you purchase shares, the shares could decrease in value even below the purchase price.

SERVICENOW, INC.
102 S. Sierra Avenue
Solana Beach, CA 92075
U.S.A.

SÆRLIG MEDDELELSE TIL MEDARBEJDERE I DANMARK
ARBEJDSGIVERERKLÆRING

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold ("Aktieoptionsloven") er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om deltagelse i ServiceNow, Inc.'s medarbejderaktieordning - 2012 Employee Stock Purchase Plan ("ESPP-planen").

Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven, mens de øvrige vilkår og betingelser for din tildeling af aktieoptioner til køb af ordinære aktier i ServiceNow, Inc. ("Selskabet") er nærmere beskrevet i ESPP-planen, Tilmeldings-/Ændringsblanketten (Enrollment/Change Form) og det gældende landespecifikke tillæg, som du har modtaget.

1.    Tidspunkt for tildeling af retten til at købe aktier

Forudsat at du er berettiget til at deltage i ESPP-planen på det pågældende tidspunkt vil Selskabet ved påbegyndelsen af successive tilbudsperioder på seks (6) måneder tildele dig retten til at købe aktier i Selskabet, som kan udøves på den sidste dag i hver tilbudsperiode.

2.	Kriterier og betingelser for tildeling af retten til senere at købe aktier

ESPP-planen tilbydes efter Selskabets bestyrelses eget skøn.

3.	Købsdato

Hvis du er ansat i Selskabet eller i et af de deltagende datterselskaber eller en af de deltagende tilknyttede virksomheder på den sidste dag i en tilbudsperiode, vil der automatisk blive købt ordinære aktier til dig for det akkumulerede beløb, der er fratrukket dine nettolønudbetalinger. Hvis du ikke er ansat i Selskabet eller i et af de deltagende datterselskaber eller en af de deltagende tilknyttede virksomheder på den sidste dag i en tilbudsperiode, vil Aktieoptionslovens §§ 4 og 5 være gældende for dine rettigheder (hvis Aktieoptionsloven finder anvendelse og lovens bestemmelser er mere fordelagtige for dig end vilkårene i ESPP-planen og materialet vedrørende din deltagelse i planen). Hvis der købes aktier til dig ved udløbet af en tilbudsperiode, vil antallet af købte aktier afhænge af købskursen, størrelsen på det akkumulerede beløb, der er fratrukket dine nettolønudbetalinger, samt af de begrænsninger for aktiekøb, der er fastsat i ESPP-planen. Du vil blive indehaver af de ordinære aktier, der er købt for det akkumulerede beløb, der er fratrukket dine nettolønudbetalinger, og du kan, med de begrænsninger, der følger af ESPP-planen, til enhver tid sælge de ordinære aktier, som du har købt i henhold til ESPP-planen, med forbehold for eventuelle begrænsninger i Selskabets regler om insiderhandel.

4.	Købskurs

Købskursen pr. aktie er den værdi, der er lavest af 85 % af kursværdien af Selskabets ordinære aktier på enten den første handelsdag i tilbudsperioden eller på den dato, hvor retten til at købe aktier udøves, dvs. den sidste handelsdag i tilbudsperioden.

5.	Din retsstilling i forbindelse med fratræden

Dine aktieoptioner vil i tilfælde af din fratræden blive behandlet i overensstemmelse med Aktieoptionslovens §§ 4 og 5, medmindre bestemmelserne i ESPP-planen, Aftalen og det gældende landespecifikke tillæg er mere fordelagtige for dig end Aktieoptionslovens §§ 4 og 5. Hvis bestemmelserne i ESPP-planen, Aftalen og det gældende landespecifikke tillæg er mere fordelagtige for dig, vil disse bestemmelser være gældende for, hvordan dine aktieoptioner behandles i forbindelse med din fratræden.

6.	Økonomiske aspekter ved at deltage i ESPP-planen

Bortset fra de fradrag i dine nettolønudbetalinger, som påbegynder, når du er blevet tilmeldt ESPP-planen, har deltagelsen i ESPP-planen ingen umiddelbare økonomiske konsekvenser for dig. Værdien af købsretten og af de aktier, der købes til dig i henhold til ESPP-planen, indgår ikke i beregningen af feriepenge, pensionsbidrag eller øvrige lovpligtige, vederlagsafhængige ydelser.

Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Muligheden for at opnå en gevinst, når du sælger dine aktier, afhænger ikke alene af Selskabets økonomiske udvikling, men også af den generelle udvikling på aktiemarkedet. Derudover kan aktierne efter købet falde til en værdi, der måske endda ligger under købskursen.

SERVICENOW, INC.
102 S. Sierra Avenue
Solana Beach, CA 92075
U.S.A.

SERVICENOW, INC. 2012 EMPLOYEE STOCK PURCHASE PLAN

Election To Transfer the Employer’s National Insurance Liability to the Employee

This Election is between:

A.
The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to participate in the Employee Stock Purchase Plan pursuant to the 2012 Employee Stock Purchase Plan (the “ESPP”), and

B.	ServiceNow, Inc., 102 S. Sierra Avenue, Solana Beach, CA 92075, U.S.A. (the “Company”), which may grant options under the ESPP and is entering into this Election on behalf of the Employer.

1.	Introduction

1.1	This Election relates to the options granted to the Employee under the ESPP on or after June 19, 2012, up to the termination date of the ESPP.

1.2	In this Election the following words and phrases have the following meanings:

a.	“Chargeable Event” means, in relation to the ESPP:

i.	the acquisition of securities pursuant to the options (within section 477(3)(a) of ITEPA);

ii.	the assignment (if applicable) or release of the options in return for consideration (within section 477(3)(b) of ITEPA);

iii.	the receipt of a benefit in connection with the options, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA);

iv.	post-acquisition charges relating to the shares acquired pursuant to the ESPP (within section 427 of ITEPA); and/or

v.	post-acquisition charges relating to the shares acquired pursuant to the ESPP (within section 439 of ITEPA).

b.“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

c.“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3
This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the ESPP pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.	The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.	Payment of the Employer’s Liability

3.1	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

i.	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

ii.	directly from the Employee by payment in cash or cleared funds; and/or

iii.
by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive pursuant to the options, the proceeds of which must be delivered to the Employer in sufficient time for payment to be made to HMRC by the due date; and/or

iv.
where the proceeds of the gain are to be made through a third party, the Employee will authorize that party to withhold an amount from the payment or to sell some of the securities which the Employee is entitled to receive pursuant to the options, such amount to be paid in sufficient time to enable the Company to make payment to HMRC by the due date; and/or

v.	through any other method as set forth in the applicable Enrollment/Change Form entered into between the Employee and the Company.

3.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities to the Employee in respect of the ESPP until full payment of the Employer’s Liability is received.

3.3
The Company agrees to remit the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days if payments are made electronically).

4.	Duration of Election

4.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2	This Election will continue in effect until the earliest of the following:

i.	the Employee and the Company agree in writing that it should cease to have effect;

ii.	on the date the Company serves written notice on the Employee terminating its effect;

iii.	on the date HMRC withdraws approval of this Election; or

iv.	after due payment of the Employer’s Liability in respect of the ESPP to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

Acceptance by the Employee

The Employee acknowledges that by clicking on the “ACCEPT” box where indicated on the grant acceptance screen, the Employee agrees to be bound by the terms of this Election as stated above.

Acceptance by the Company

The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on
behalf of the Company                ____________________________

Name                        Ethan Christensen

Position                    Vice President, Legal

Date                         ____________________________

SCHEDULE OF EMPLOYER COMPANIES

The following are employer companies to which this Election may apply:

Service-now.com UK Limited

Registered Office:	Standard House, Weyside Park, Catteshall Lane, Godalming, Surrey, Gu7 1XE
Company Registration Number:	6299383
Corporation Tax District:	201 South London
Corporation Tax Reference:	6359720602
PAYE Reference:	581/LA08194